Calculation of Filing Fee Tables
S-8
Prenetics Global Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Ordinary Shares, par value US$0.0015 per share	457(a)	664,882	$ 18.525	$ 12,316,939.05	0.0001381	$ 1,700.97
Total Offering Amounts:						$ 12,316,939.05		$ 1,700.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,700.97
Offering Note
[1]	(1) Shares registered represents Class A Ordinary Shares, par value US$0.0015 per share, of Prenetics Global Limited (the "Class A Ordinary Shares") underlying awards reserved for future grants under the 2022 Share Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional securities which may be offered and issued to prevent dilution resulting from any share dividend, share split, recapitalization or other similar transactions as provided in the Plan. (2) Number of shares registered represents 664,882 Class A Ordinary Shares that have been added to the award pool under the Plan, effective from January 1, 2026, pursuant to the evergreen provisions of the Plan, which were not previously registered under the Prior Registration Statements. (3) Proposed maximum offering price per share estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to $18.53, the average of the high and low prices of the Class A Ordinary Shares as reported on the Nasdaq Stock Market on August 20, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources